Exhibit 99.1

Rex Energy Announces Third Quarter 2015 Production and Price Realizations

STATE COLLEGE, Pa., November 2, 2015 (GLOBE NEWSWIRE) – Rex Energy Corporation (Nasdaq: REXX) announced third quarter 2015 production volumes and price realizations.

Production Results and Price Realizations

Rex Energy’s third quarter 2015 production was 194.3 MMcfe/d, an increase of 14% over the third quarter of 2014 and a decrease of 6% from the second quarter of 2015. Net production consisted of 116.6 MMcf/d of natural gas and 12.9 Mboe/d of oil and NGLs (including 4.6 Mboe/d of ethane). Oil and NGLs (including ethane) accounted for 40% of net production during the quarter.

The quarter over quarter decrease in net production resulted from intermittent capacity constraints for ethane volumes; the shut in of a Warrior South well to address an operational condition; and increased deployment of capital and development efforts in the Moraine East Area during the quarter while the Bluestone II processing facility operated at full capacity and the company awaited the commissioning of the Bluestone III facility.

“While net production declined from the second quarter of 2015, we look forward to the expected commissioning of the Bluestone III processing facility in November 2015”, said Tom Stabley, President and Chief Executive Officer of Rex Energy. “The Bluestone III facility will add approximately 105 MMcfe/d of processing capacity in the Butler Operated Area and allow Rex Energy to continue its track record of quarterly production growth.”

The table below outlines Rex Energy’s quarterly production and realized pricing, including the effects of derivatives:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Production Data (average per day):
Oil and condensate (Bbls)	2,921	3,327	3,264	2,961
Natural gas (Mcf)	116,644	107,029	125,129	94,072
Natural gas liquids (C3+) (Bbls)	5,416	4,475	5,756	3,818
Ethane (Bbls)	4,603	2,636	3,308	940
Total (Mcfe)	194,286	169,658	199,096	140,385

Average price per unit:
Realized crude price per Bbl – as reported	$40.01	$90.00	$43.04	$93.28
Realized impact from cash settled derivatives per Bbl	10.02	(0.64)	9.88	(2.00)

Net realized price per Bbl	$50.03	$89.36	$52.92	$91.28

Realized natural gas price per Mcf – as reported	$1.74	$2.53	$1.99	$3.79
Realized impact of cash settled derivatives per Mcf	0.83	0.28	0.68	(0.06)

Net realized price per Mcf	$2.57	$2.81	$2.67	$3.73

Realized natural gas liquids (C3+) price per Bbl – as reported	$10.17	$46.49	$15.83	$50.74
Realized impact of cash settled derivatives per Bbl	6.82	0.96	4.42	(1.00)

Net realized price per Bbl	$16.99	$47.45	$20.25	$49.74

Realized ethane price per Bbl – as reported	$7.22	$7.76	$6.82	$7.67
Realized impact of cash settled derivatives per Bbl	0.11	—	0.19	—

Net realized price per Bbl	$7.33	$7.76	$7.01	$7.67

About Rex Energy Corporation

Headquartered in State College, Pennsylvania, Rex Energy is an independent oil and gas exploration and production company operating in the Appalachian and Illinois Basins within the United States. The company’s strategy is to pursue its higher potential exploration drilling prospects while acquiring oil and natural gas properties complementary to its portfolio.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties, such as financial market conditions, changes in commodities prices and the other risks discussed in detail in the company’s Annual Report on Form 10-K for the year ended December 31, 2014 and other subsequent filings with the Securities and Exchange Commission. Readers should not place undue reliance on any forward-looking statements or estimates contained in this release, which are made only as of the date hereof. Rex Energy has no duty, and assumes no obligation, to update forward-looking statements or estimates as a result of new information, future events or changes in the company’s expectations.

Results Are Preliminary

All financial results included in this release are preliminary pending the completion by our independent auditors of the third quarter 2015 review.

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For more information contact:

Investor Relations

(814) 278-7130

InvestorRelations@rexenergycorp.com

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